UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2008

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 Rutherford Road

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On September 15, 2008, Genoptix, Inc., a Delaware corporation (“Genoptix”) entered into an amendment (the “Amendment”) to its lease agreement with Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, Restated 1995 dated April 15, 2008 (as amended, the “Lease”).  The Amendment adds an additional 4,649 square feet of office space in Carlsbad, California, and brings the Lease to approximately 47,597 square feet of office space in total.  Pursuant to the Amendment, the minimum monthly rent payable was increased to approximately $124,000 during the first year of the Lease and will increase to approximately $143,500 per month in the sixth year of the lease.  In the event Genoptix exercises its option to extend the term of the Lease beyond its initial six-year term, the minimum monthly rent payable will be increased to approximately $148,000 in the first year of the five-year option term and will increase to approximately $166,000 per month in the fifth year of the option term.  This summary of the Amendment is qualified in its entirety by reference to the full text of Amendment, which is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

On September 15, 2008, the following executive officers of Genoptix adopted individual written stock trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended:  Tina S. Nova, Ph.D., President and Chief Executive Officer; Samuel D. Riccitelli, Executive Vice President and Chief Operating Officer; Douglas A. Schuling, Senior Vice President and Chief Financial Officer; and Christian V. Kuhlen, M.D., Esq., Vice President, General Counsel and Corporate Secretary.

Rule 10b5-1 allows persons who may be considered insiders to adopt pre-arranged written plans for trading specified amounts of company stock when they are not in possession of material nonpublic information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. Adoption of these plans allows officers and directors to gradually diversify their investment portfolios while avoiding concerns about initiating stock transactions while in possession of material nonpublic information.

Each plan adopted by the executive officers of Genoptix provides for the non-discretionary periodic sale of a portion of Genoptix stock held by each individual from time-to-time at fixed dates beginning in the first quarter of 2009, subject to market conditions and certain other specified limitations.  The transactions under the plans will be disclosed publicly through Form 4 filings by each of the executive officers who have adopted a plan with the Securities and Exchange Commission as transactions occur.  In addition, these transactions will be subject to the restrictions and filing requirements mandated by Rule 144 of the Securities Act of 1933, as amended.

Genoptix does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of Genoptix in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits

99.1	First Amendment to Standard Multi-Tenant Office Lease dated September 15, 2008 by and between Genoptix, Inc. and Allen Joseph Blackmore, Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: September 17, 2008	By:	/s/ Christian V. Kuhlen
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	First Amendment to Standard Multi-Tenant Office Lease dated September 15, 2008 by and between Genoptix, Inc. and Allen Joseph Blackmore, Trustee.